Exhibit 99.1

NOVATION ANNOUNCES AGREEMENT WITH LONE STAR VALUE

Appoints Jeffrey E. Eberwein and Robert G. Pearse as Independent Directors

Kansas City, MO (April 22, 2015) – Novation Companies, Inc. (“Novation” or the “Company”) today announced that it has entered into an agreement with Lone Star Value Management, LLC and its affiliates (“Lone Star Value”). Novation has agreed to expand the size of the Company’s Board of Directors (the “Board”) from six to eight directors and to appoint Jeffrey E. Eberwein and Robert G. Pearse, effective immediately, to fill the vacancies on the Board as independent directors.

Lance Anderson, Novation’s Chairman and CEO, said, “We welcome Jeff and Bob to the Board and look forward to their contributions. Bob’s experience as an operator in the technology industry and Jeff’s investment experience, in both technology-related businesses and companies with large NOLs, will be helpful to the business as we continue to work to enhance shareholder value.”

“We appreciate Novation’s constructive approach and openness to adding shareholder representation on the Board. Bob and I look forward to working constructively with management and the rest of the Board to help enhance value for all Novation shareholders” said Jeffrey E. Eberwein, founder and CEO of Lone Star Value.

The Company also agreed to seek binding stockholder approval at the 2016 annual meeting of stockholders to declassify the structure of the Board. Lone Star Value has agreed to vote its shares in favor of the election of the Company’s slate of directors at the Company’s 2015 annual meeting of stockholders and in accordance with the recommendation of Institutional Shareholder Services with respect to any other proposals that come before the meeting. The agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About the New Directors

Jeffrey E. Eberwein has over 20 years of Wall Street experience and is the founder and CEO of Lone Star Value, an investment firm. Prior to that, Mr. Eberwein served as a portfolio manager at Soros Fund Management and Viking Global Investors. Mr. Eberwein is currently Chairman of the boards of ATRM Holdings, Inc., Digirad Corporation and Crossroads Systems, Inc. He is also a director of Hudson Global, Inc. Mr. Eberwein previously served as a director of NTS, Inc., On Track Innovations Ltd. and Goldfield Corporation. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

Robert G. Pearse currently serves as a Managing Partner at Yucatan Rock Ventures, a firm he co-founded in 2004. Mr. Pearse serves as a director for Aviat Networks, Inc. and as a member of its Compensation Committee and Nominating & Governance Committee since 2015. Mr. Pearse has also served as a director for Crossroads Systems, Inc. since 2013, where he is also Chairman of the Compensation Committee, and a member of the Audit Committee and Nominating & Governance Committee. From 2005 to 2012, Mr. Pearse served as vice president of Strategy and Market Development at NetApp, Inc. From 1987 to 2004, Mr. Pearse held leadership positions

Exhibit 99.1

at Hewlett-Packard, most recently as the vice president of Strategy and Corporate Development from 2001 to 2004. Mr. Pearse’s professional experience also includes positions at PricewaterhouseCoopers LLP, Eastman Chemical Company and General Motors Company. Mr. Pearse earned an MBA from the Stanford Graduate School of Business in 1986, and a BSME from the Georgia Institute of Technology in 1982.

About Novation Companies, Inc.
Novation Companies Inc. owns and operates Corvisa LLC, a developer and seller of proprietary cloud-based communication software. Novation trades on the OTC Markets’ Group inter-dealer quotation service as an OTCQB security under the symbol NOVC. For more information, please visit www.novationcompanies.com or contact Matt Kaltenrieder, Investor Relations, 816.237.7508 or ir@novationcompanies.com.
Cautionary Statement Regarding Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities (including about the Pending Acquisition) that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’ management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on the Company’s website or the SEC's website at www.sec.gov.